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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2005

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

        On February 28, 2005, Forest Oil Corporation ("Forest") announced that it had agreed to purchase all of the stock of a private company whose primary asset is an operated average working interest of 83% in the Buffalo Wallow Field and approximately 33,000 gross acres primarily in Hemphill and Wheeler Counties, Texas. Forest will pay an estimated $200 million in cash for the stock and assume an estimated $30 million of debt (net of working capital). The closing is subject to customary closing conditions and expected to occur on March 31, 2005. Forest also announced plans to dispose of approximately $50 million in non-core assets during 2005.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits

  99.1
  Forest Oil Corporation press release dated February 28, 2005, "Forest Oil Announces $230 Million Acquisition of Buffalo Wallow Field."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: March 2, 2005	By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President—General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated February 28, 2005, "Forest Oil Announces $230 Million Acquisition of Buffalo Wallow Field."

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  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K